Exhibit 10.1

                                 AMENDMENT NO. 4
                                       to
                               Terms of Employment
                                       of
                               Blaine A. Robinson
                                      with
                              CONCORD CAMERA CORP.

      AMENDMENT NO. 4, dated January 7, 2008, to Terms of Employment having an effective date of February 11, 2003, as heretofore amended (as amended, the "Amended Agreement"), by and between CONCORD CAMERA CORP. (the "Company") and Blaine A. Robinson (the "employee").

      FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

      1. The second paragraph of Section 11, Termination, of the Amended Agreement is hereby deleted in its entirety and replaced with the following:

            Either party may terminate at any time for any reason or for no reason upon giving the other party 30 days' written notice. If the Company terminates the employee for any reason other than cause or for no reason and such termination is made effective immediately or at any other time before the expiration of the foregoing 30-day notice period (the "Notice Period"), then the Company shall pay the employee's base salary and car allowance in lieu of notice, for the remainder of such Notice Period (the "Notice Payments"). In addition, if the Company terminates the employee for any reason other than cause or for no reason, then, subject to the limitation set forth in the next sentence, the employee shall receive payments equal to twelve (12) months of his then base salary and car allowance (net of required withholding) (the "Severance Payments") in accordance with the Company's normal payroll schedule. Notwithstanding any provision of this Agreement to the contrary, in no event shall the employee receive payments pursuant to this
            Section 11 (Notice Payments and Severance Payments) which, when aggregated, exceed twelve (12) months' of his then base salary and car allowance. By way of example: (i) if the employee receives Notice Payments equal to one (1) month's base salary and car allowance, then his Severance Payments will be eleven (11) months' base salary and car allowance; and (ii) if the employee instead receives 30 days' notice, such that there are no Notice Payments, then the Severance Payments will be equal to twelve (12) months' base salary and car allowance.

      2. This Amendment No. 4 is effective January 7, 2008. Except as hereby amended, the Amended Agreement shall continue in full force and effect.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

Accepted and Agreed:                             Accepted and Agreed:

EMPLOYEE:                                        CONCORD CAMERA CORP.


/s/ Blaine A. Robinson                           By: /s/ Ira B. Lampert
----------------------                               ---------------------------
Blaine A. Robinson                                   Ira B. Lampert
                                                     Chairman, CEO and President